UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2006

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26281	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Red Hat, Inc. (the “Company”) approved and adopted the Company’s 2007 Executive Variable Compensation Plan (the “EVC Plan”) and established the financial performance objectives that will be used to determine the amount of the cash bonus awards for the Company’s executive officers for the fiscal year ending February 28, 2007 under the EVC Plan. On the same date, the Committee approved the base salaries of each of the Company’s executive officers to be effective as of July 1, 2006. In addition, the Committee set the fiscal year 2007 target bonus amounts that may be paid to the Company’s executive officers, excluding Matthew Szulik, the Company’s President and Chief Executive Officer. The base salaries and target bonus amounts, as approved by the Committee, are set forth on Exhibit 10.1 hereto.

The EVC Plan

The EVC Plan is designed to reward key management employees whose efforts impact the Company’s performance. Participation in the EVC Plan is subject to certain eligibility restrictions. Under the EVC Plan, performance is measured during the Company’s fiscal year (the “Performance Period”). Financial performance objectives for participants are approved by the Committee. Generally, 100% of a participant’s bonus award under the EVC Plan is based upon those financial performance objectives. However, subject to the discretionary approval of the Committee, up to 25% of a bonus award may be based upon individual performance objectives that may include subjective factors for individual participants.

The attainment of financial performance objectives are measured based upon actual financial results versus the financial targets established under the EVC Plan. Target bonus awards may range from 10% to 100% of each participant’s base salary at the beginning or the conclusion of the Performance Period, as determined by the Committee. Actual bonus awards under the EVC Plan are expressed as a percentage of a participant’s target bonus award. The maximum award under the EVC Plan is limited to 200% of a participant’s target bonus award.

All awards under the EVC Plan must be approved by the Committee. The Committee may, under certain circumstances involving the occurrence of unanticipated economic or market conditions that render the established financial performance objectives unattainable, permit the payment of not more than 50% of the target bonus award for participants in its discretion. In addition, the Committee, in its discretion also may modify pre-established financial performance objectives for the Performance Period or may make a bonus payment under the EVC Plan that is higher or lower than the amount calculated on the basis of the financial and any applicable individual performance objectives of the award. Payments under the EVC Plan are subject to proration for participants not employed by the Company for the full Performance Period and participants are not eligible to receive an award under the EVC Plan if they are terminated by reason other than retirement or economic reduction in workforce.

Financial Performance Objectives

As approved by the Committee, the financial performance objectives under the EVC Plan for each of the Company’s executive officers are (a) a specified dollar amount of net revenues, (b) a specified dollar amount of cash flows from operations, and (c) a specified percentage of operating margin for the fiscal year.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Base Salaries and target bonus amounts under the EVC Plan for fiscal year 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Hat, Inc.

Date: June 29, 2006	By:	/s/ DeLisa K. Alexander
DeLisa K. Alexander
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Base Salaries and target bonus amounts under the EVC Plan for fiscal year 2007